Exhibit 99.1

-FOR IMMEDIATE RELEASE-

PFENEX INC. AWARDED HHS CONTRACT VALUED AT UP TO $143.5 MILLION FOR THE

ADVANCED DEVELOPMENT OF NEXT GENERATION ANTHRAX VACCINE

Contract administered by the Biomedical Advanced Research and Development Authority focused on Pfenex’s Px563L

SAN DIEGO, August 17, 2015 — Pfenex Inc. (NYSE MKT: PFNX), announced today it has signed a five year, cost plus fixed fee contract valued at up to $143.5 million with the Biomedical Advanced Research and Development Authority (BARDA) of the Department of Health and Human Services (HHS), for the advanced development of Px563L, a mutant recombinant protective antigen anthrax vaccine.

“This contract for the development of Px563L offers the potential for a dramatic improvement in the rapid production of large amounts of a high value stable recombinant anthrax vaccine for the U. S. Government,” stated Bertrand C. Liang, Chief Executive Officer of Pfenex Inc. “The ability to meet articulated medical countermeasure needs, including fulfillment of the requirements of the Strategic National Stockpile, is a key goal in the program.”

Under the contract, the base period will fund activities related to current Good Manufacturing Practice (cGMP) manufacturing of drug product and a Phase 1a clinical study. Milestone-based option periods include completion of a Phase 1b clinical study, a Phase 2 clinical study and non-clinical efficacy studies as well as manufacturing technology transfer and optimization, process and analytical method validation and consistency lot manufacture. Pfenex believes the successful completion of the activities under this contract could lead to a procurement contract for supply of Px563L to the Strategic National Stockpile.

This project has been funded in whole or in part with Federal funds from the Department of Health and Human Services; Office of the Assistant Secretary for Preparedness and Response; Biomedical Advanced Research and Development Authority, under Contract No.HHSO100201500011C.

Pfenex has used, and intends to continue to use, its Investor Relations website (http://pfenex.investorroom.com), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://pfenex.investorroom.com.

About Pfenex Inc.

Pfenex Inc. is a clinical-stage biologics company engaged in the development of biosimilar therapeutics and high-value and difficult to manufacture proteins. The company’s lead product candidate is PF582, a biosimilar candidate to Lucentis® (ranibizumab), for the potential treatment of patients with retinal diseases. Pfenex has leveraged its Pfēnex Expression Technology® platform to build a pipeline of product candidates including biosimilars, vaccines, generics, and next generation biologics.

Company Contact: Paul Wagner, Ph.D. Chief Financial Officer (858) 352-4333 pwagner@pfenex.com	Media Relations Contact: Megan Humphreys McBee Strategic (202) 234-1224 mhumphreys@mcbeestrategic.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Pfenex’s expectations, strategy, plans or intentions. Forward-looking statements in this communication include, but are not limited to, statements regarding the timing, development and commercialization of Px563L, expectations with regard to future option period payments and additional procurement contracts, and expectations with respect to clinical trials for Px563L. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Pfenex’s reliance on the United States Government’s funding over which Pfenex does not have control, challenges inherent in creating and developing novel vaccines, challenges in demonstrating the efficacy and safety of Px563L, which may not support further development, actions of governmental agencies which may affect the initiation, timing and progress of clinical trials, and that government funding or other contracts for Px563L may have certain terms and conditions, including termination for convenience provisions, that subject Pfenex to additional risks. Information on these and additional risks, uncertainties, and other information affecting Pfenex’s business and operating results is contained in Pfenex’s Annual Report on Form 10-K for the year ended December 31, 2014 and in Pfenex’s subsequent reports on Form 10-Q and Form 8-K, filed with the Securities and Exchange Commission, including Pfenex’s Quarterly Report on Form 10-Q for the period ended June 30, 2015. The forward-looking statements in this communication are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.